Exhibit 4.2

EXECUTION VERSION

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Rubius Therapeutics, Inc.

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6.3	Counterparts		25
6.4	Titles and Subtitles		25
6.5	Notices		25
6.6	Amendments and Waivers		26
6.7	Severability		27
6.8	Aggregation of Stock		27
6.9	Entire Agreement		27
6.10	Dispute Resolution		27
6.11	Waiver of Jury Trial		27
6.12	Delays or Omissions		28
6.13	Further Assurances		28
6.14	Acknowledgement		28

Schedule A	—	Investors

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SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (the “Agreement”) is made as of February 23, 2018, by and among Rubius Therapeutics, Inc., a Delaware corporation (the “Company”), and each of the investors listed on Schedule A hereto (each, an “Investor,” and together with any subsequent investors, or transferees, who become parties hereto as “Investors” pursuant to Subsection 6.9, the “Investors”).

WHEREAS, certain of the Investors (the “Existing Investors”) possess registration rights, information rights, rights of first offer, and other rights pursuant to an Amended and Restated Investors’ Rights Agreement, dated as of June 7, 2017, between the Company and such Investors, as amended (the “Prior Agreement”);

WHEREAS, the Existing Investors desire to amend and restate the Prior Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement; and

WHEREAS, concurrently with the execution of this Agreement, the Company and certain of the Investors are entering into a Series C Preferred Stock Purchase Agreement of even date herewith (as the same may be amended and/or restated from time to time, the “Purchase Agreement”), pursuant to which such Investors have agreed to purchase shares of Series C Preferred Stock (as defined below).

NOW, THEREFORE, the Company and the Existing Investors hereby agree to amend and restate the Prior Agreement in its entirety as set forth herein, and all of the parties hereto further agree as follows:

1.                                      Definitions. For purposes of this Agreement:

1.1                               “Affiliate” means, (i) with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital or other investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company or investment adviser with, such Person; (ii) with respect to Scottish Mortgage Investment Trust, plc (or any permitted successor in title thereof), Baillie Gifford & Co. and its Affiliates and any Person that receives, directly or indirectly, investment management or management advisory services from Baillie Gifford & Co. or any of its Affiliates; and (iii) with respect to any investment fund advised or sub-advised by a registered investment adviser, any other investment fund advised or sub-advised by the same registered investment adviser.

1.2                               “Baillie Gifford” means Baillie Gifford & Co, Baillie Gifford Overseas Limited and/or Scottish Mortgage Investment Trust PLC.

1.3                               “Baillie Gifford Investor” means any Investors advised or subadvised by Baillie Gifford or one of its Affiliates.

1.4                               “BlackRock Investor” means BlackRock Health Sciences Master Unit Trust, BlackRock Health Sciences Trust or BlackRock Health Sciences Opportunities Portfolio, a series of BlackRock Funds.

1.5                               “CapRe” means Capital Research and Management Company and any successor or affiliated registered investment adviser to the CapRe Investors.

1.6                               “CapRe Investor” means any Investors advised or subadvised by CapRe or one of its Affiliates.

1.7                               “Common Stock” means shares of the Company’s common stock, par value $0.001 per share.

1.8                               “Damages” means any loss, damage, claim, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.9                               “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.10                        “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.11                        “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.12                        “Fidelity” means Fidelity Management & Research Company and any successor or affiliated registered investment advisor to the Fidelity Investors.

1.13                        “Fidelity Investors” means any Investors advised or subadvised by Fidelity or one of its Affiliates.

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1.14                        “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.15                        “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.16                        “GAAP” means generally accepted accounting principles in the United States.

1.17                        “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.18                        “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, of a natural person referred to herein.

1.19                        “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.20                        “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

1.21                        “Key Employee” means any executive-level employee (including division director and vice president-level positions) as well as any employee who, either alone or in concert with others, develops, invents, programs, or designs any Company Intellectual Property (as defined in the Purchase Agreement).

1.22                        “Lead Preferred Director” means the director of the Company that the holders of record of the Preferred Stock are entitled to elect as a separate class pursuant to the Company’s Certificate of Incorporation.

1.23                        “Major Investor” means any (i) Investor that, individually or together with such Investor’s Affiliates, holds at least 1,000,000 shares of Series A Preferred Stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof) or, after the IPO, at least 1,000,000 Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof) issued upon conversion of such shares of Series A Preferred Stock, (ii) any Investor that, individually or together with such Investor’s Affiliates, holds at least 357,568 shares of Series B Preferred Stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof) or, after the IPO, at least 357,568 Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof) issued upon conversion of such shares of Series B Preferred Stock, (iii) each Fidelity Investor that holds any shares of Preferred Stock or Registrable Securities, (iv) each Baillie Gifford

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Investor that holds any shares of Preferred Stock or Registrable Securities, (v) each CapRe Investor that holds any shares of Series C Preferred Stock or Registrable Securities and (vi) any Investor that, individually or together with such Investor’s Affiliates holds at least 234,559 shares of Series C Preferred Stock (as adjusted for any stock split, stock dividend, combination or other recapitalization or reclassification effected after the date hereof) or, after the IPO, at least 234,559 Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof) issued upon conversion of such shares of Series C Preferred Stock.

1.24                        “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.25                        “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.26                        “Preferred Stock” means shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock

1.27                        “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock; (ii) the Common Stock held by Flagship VentureLabs IV LLC or its Affiliates; (iii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, held by the Investors or acquired by the Investors after the date hereof; and (iv) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (i), (ii) and (iii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.13 of this Agreement.

1.28                        “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.29                        “Restricted Securities” means the securities of the Company required to bear the legend set forth in Subsection 2.12(b) hereof.

1.30                        “SEC” means the Securities and Exchange Commission.

1.31                        “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.32                        “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

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1.33                        “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.34                        “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.6.

1.35                        “Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, par value $0.001 per share.

1.36                        “Series B Preferred Stock” means shares of the Company’s Series B Preferred Stock, par value $0.001 per share.

1.37                        “Series C Preferred Stock” means shares of the Company’s Series C Preferred Stock, par value $0.001 per share.

2.                                      Registration Rights. The Company covenants and agrees as follows:

2.1                               Demand Registration.

(a)                                 Form S-1 Demand. If at any time after the earlier of (i) five (5) years after the date of this Agreement or (ii) one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from Holders of a majority of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement for which the anticipated aggregate offering price would exceed $10,000,000, then the Company shall (i) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsection 2.1(c) and Subsection 2.3.

(b)                                 Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least thirty percent (30%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price of at least $5,000,000, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsection 2.1(c) and Subsection 2.3.

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(c)                                  Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Subsection 2.1 a certificate signed by the Company’s president stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such ninety (90) day period other than an Excluded Registration.

(d)                                 The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a) (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Subsection 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Subsection 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b) (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Subsection 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Subsection 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC and the offering of the Registrable Securities registered under such registration statement has been closed, unless the Initiating Holders (i) withdraw their request for such registration other than due to the Initiating Holders having learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Initiating Holders at the time of their request for registration, (ii) elect not to pay the registration expenses therefor, and (iii) forfeit their right to one demand registration statement pursuant to Subsection 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 2.1(d).

2.2                               Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities

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solely for cash (other than in an Excluded Registration or the IPO), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6.

2.3                               Underwriting Requirements.

(a)                                 If, pursuant to Subsection 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by a majority in interest of the Initiating Holders, subject only to the reasonable approval of the Company. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Subsection 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

(b)                                 In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Subsection 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities,

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including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, and (ii) the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Subsection 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c)                                  For purposes of Section 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4                               Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)                                 prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred eighty (180) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred eighty (180) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred eighty (180) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

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(b)                                 prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)                                  furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)                                 use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)                                  in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)                                   use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)                                  provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)                                 promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i)                                     notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)                                    after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

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In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5                               Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6                               Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable and documented fees and expenses, not to exceed $20,000, of one counsel for the selling Holders selected by the Holders of a majority of the Registrable Securities to be registered (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Subsection 2.1(a) or Subsection 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Subsection 2.1(a) or Subsection 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7                               Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8                               Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a)                                 To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder and the partners, members, officers, directors and stockholders of each such Holder; legal counsel, accountants and investment advisers for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the

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Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person or other aforementioned Person expressly for use in connection with such registration.

(b)                                 To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c)                                  Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall

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relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.8.

(d)                                 To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e)                                  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)                                   Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9                               Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at

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any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a)                                 make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b)                                 use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)                                  furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10                        Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that (i) would provide to such holder the right to include securities in any registration on other than a subordinate basis after all Holders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder; provided that this limitation shall not apply to any additional Investor who becomes a party to this Agreement in accordance with Subsection 6.9.

2.11                        “Market Stand off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days plus such additional period up to eighteen (18) additional days as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2241 or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option,

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right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Subsection 2.11 (A) shall apply only to the IPO, (B) shall not apply to shares of Common Stock acquired in the IPO or in the open market following the IPO, (C) shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement for such IPO and (D) shall be applicable to the Holders only if all officers and directors of the Company and holders of at least one and one-half percent (1.5%) of the outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding shares of Preferred Stock) are subject to the same restrictions. The underwriters in connection with such registration are intended third party beneficiaries of this Subsection 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Subsection 2.11 or that are necessary to give further effect thereto. If any of the obligations described in this Subsection 2.11 are waived or terminated with respect to any of the securities of any such Holder, officer, director or stockholder (in any such case, the “Released Securities”), the foregoing provisions shall be waived or terminated, as applicable, to the same extent and with respect to the same percentage of securities of each Holder as the percentage of Released Securities represent with respect to the securities held by the applicable Holder, officer, director or stockholder. Notwithstanding the foregoing, the Company and the underwriters may, in their sole discretion, waive or terminate these restrictions with respect to up to that number of shares of Common Stock, in the aggregate for all Holders, officers, directors or stockholders, representing no more than one percent (1%) of the sum of (i) the shares subject to this Subsection 2.11 and (ii) the shares subject to all other lock-up provisions and agreements.

2.12                        Restrictions on Transfer.

(a)                                 The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred in violation of this Agreement, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement. Notwithstanding the foregoing, the Company shall not require any transferee of shares pursuant to an effective registration statement or, following the IPO, SEC Rule 144 to be bound by the terms of this Agreement.

(b)                                 Each certificate, instrument or book entry representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the

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provisions of Subsection 2.12(c)) be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.12.

(c)                                  The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction or, following the IPO, the transfer is made pursuant to SEC Rule 144, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144 or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder; provided that, with respect to transfers under the foregoing clause (y), each transferee agrees in writing to be subject to the terms of this Subsection 2.12. Each certificate, instrument or book entry evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to SEC Rule 144 or pursuant to an effective registration statement, the appropriate restrictive legend set forth in Subsection 2.12(b), except that such certificate, instrument or book

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entry shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act. Once the Restricted Securities are eligible for transfer pursuant to SEC Rule 144 without regard to Section (c) thereof, the Holder of such Restricted Securities shall have the right to request that the Company remove the applicable restrictive legend set forth in Subsection 2.12(b), and the Company agrees to promptly comply with such request to remove such legend.

2.13                        Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsection 2.1 or Subsection 2.2 shall terminate upon the earliest to occur of:

(a)                                 immediately before the closing of a Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation;

(b)                                 such time after the IPO as SEC Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration (and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1)); and

(c)                                  the fifth (5th) anniversary of the IPO.

3.                                      Information Rights.

3.1                               Delivery of Financial Statements. The Company shall deliver to each Major Investor, provided that the Board of Directors has not reasonably determined that such Major Investor is (or, in the case of a Major Investor that is an individual, is employed by or serves as a consultant to) a competitor of the Company (it being understood and agreed that no Fidelity Investor, no Baillie Gifford Investor, no BlackRock Investor and no CapRe Investor shall be deemed a competitor of the Company):

(a)                                 as soon as practicable, but in any event within one hundred eighty (180) days after the end of each fiscal year of the Company (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants selected by the Company and approved by the Board of Directors, including the Lead Preferred Director

(b)                                 as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(c)                                  as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible

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into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit any Major Investor to calculate its percentage equity ownership in the Company, and certified by the chief financial officer or president of the Company as being true, complete and correct; and

(d)                                 as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), approved by the Board of Directors and prepared on a quarterly basis, including balance sheets, income statements, and statements of cash flow for such quarters and, promptly after prepared, any other budgets or revised budgets prepared by the Company.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Subsection 3.1 to the contrary, the Company may cease providing the information set forth in this Subsection 3.1 during the period starting with the date sixty (60) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Subsection 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

The Company shall promptly and accurately respond, and shall use its commercially reasonable efforts to cause its transfer agent to promptly respond, to requests for information made on behalf of any Fidelity Investor, Baillie Gifford Investor, BlackRock Investor or CapRe Investor relating to (i) accounting or securities law matters required in connection with its respective audit or (ii) the actual holdings of such Fidelity Investor, Baillie Gifford Investor, BlackRock Investor or CapRe Investor, including in relation to the total outstanding shares; provided, however, that the Company shall not be obligated to provide any such information that could reasonably result in a violation of applicable law, conflict with a confidentiality obligation of the Company or such exclusion is reasonably necessary to preserve the attorney-client privilege.

3.2                               Inspection. The Company shall permit each Major Investor (provided that the Board of Directors has not reasonably determined that such Major Investor is, or, in the case of a Major Investor that is an individual, is employed by or serves as a consultant to, a competitor of the Company), at such Major Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor so long as the Major Investor is accompanied by a representative of the Company and has provided reasonable advance notification; provided,

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however, that the Company shall not be obligated pursuant to this Subsection 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3                               Termination of Information Rights. The covenants set forth in Subsection 3.1 and Subsection 3.2 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) immediately before a Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation, whichever event occurs first; provided, that, with respect to clause (iii), the covenants set forth in Section 3.1 shall only terminate if the consideration received by the Investors in such Deemed Liquidation Event is in the form of cash and/or publicly traded securities unless the Investors receive financial information from the acquiring company or other successor to the Company comparable to those set forth in Section 3.1.

3.4                               Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Subsection 3.4 by such Investor), (b) is or has been independently developed or conceived by such Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to such Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Subsection 3.4; (iii) to any existing or prospective Affiliate, partner, member, stockholder or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that such Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure. Notwithstanding the foregoing, in the case of any Fidelity Investor, Baillie Gifford Investor, BlackRock Investor or CapRe Investor, such Investor may identify the Company and the value of such Investor’s security holdings in the Company in accordance with applicable investment reporting and disclosure regulations or internal policies and respond to examinations, demands, requests or reporting requirements of a regulatory authority without prior notice to or consent from the Company.

4.                                      Rights to Future Stock Issuances.

4.1                               Right of First Offer. Subject to the terms and conditions of this Subsection 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities,

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the Company shall first offer such New Securities to each Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted to it among itself and its Affiliates in such proportions as it deems appropriate.

(a)                                 The Company shall give notice (the “Offer Notice”) to each Major Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b)                                 By notification to the Company within twenty (20) days after the Offer Notice is given, each Major Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock then held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held by such Major Investor bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and other Derivative Securities). At the expiration of such twenty (20) day period, the Company shall promptly notify each Major Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Major Investors were entitled to subscribe but that were not subscribed for by the Major Investors which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Subsection 4.1(b) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Subsection 4.1(c).

(c)                                  If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Subsection 4.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Subsection 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major Investors in accordance with this Subsection 4.1.

(d)                                 The right of first offer in this Subsection 4.1 shall not be applicable to Exempted Securities (as defined in the Company’s Certificate of Incorporation).

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(e)                                  Notwithstanding any provision hereof to the contrary, in lieu of complying with the provisions of this Subsection 4.1, the Company may elect to give notice to the Major Investors within thirty (30) days after the issuance of New Securities. Such notice shall describe the type, price, and terms of the New Securities. Each Major Investor shall have twenty (20) days from the date notice is given to elect to purchase up to the number of New Securities that would, if purchased by such Major Investor, maintain such Major Investor’s percentage-ownership position, calculated as set forth in Subsection 4.1 before giving effect to the issuance of such New Securities. The closing of such sale shall occur within sixty (60) days of the date notice is given to the Major Investors.

(f)                                   In the event that the rights of a Major Investor to purchase New Securities under this Section 4.1 are waived with respect to a particular offering of New Securities without such Major Investor’s prior written consent (a “Waived Investor”) and any Major Investor that participated in waiving such rights (a “Waiving Investor”) actually purchases New Securities in such offering, then the Company shall grant, and hereby grants, each Waived Investor the right to purchase, in a subsequent closing of such issuance on the same terms and conditions as such Waiving Investor (but excluding any attendant right to designate a member of or observer to the Company’s Board of Directors), the same percentage of its full pro rata share of such New Securities as the highest percentage of any such purchasing Major Investor.

4.2                               Termination. The covenants set forth in Subsection 4.1 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) immediately before a Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation, whichever event occurs first.

5.                                      Additional Covenants.

5.1                               Insurance. The Company shall use its commercially reasonable efforts to maintain in effect, from financially sound and reputable insurers, Directors and Officers liability insurance in an amount and on terms and conditions satisfactory to the Board of Directors, and will use commercially reasonable efforts to cause such insurance policy to be maintained until such time as the Board of Directors determines that such insurance should be discontinued. The policy shall not be cancelable by the Company without the prior approval of the Board of Directors, including the Lead Preferred Director.

5.2                               Employee Agreements. The Company will cause (i) each person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement and (ii) each Key Employee to enter into a one (1) year noncompetition and nonsolicitation agreement, each in a form acceptable to the Investors holding a majority of the Registrable Securities. In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreements, or any restricted stock agreement between the Company and any employee, without the consent of the Board of Directors.

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5.3                               Employee Stock. Unless otherwise approved by the Board of Directors, including the Lead Preferred Director, all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal quarterly installments over the following thirty-six (36) months, and (ii) a market stand-off provision substantially similar to that in Subsection 2.11. In addition, unless otherwise approved by the Board of Directors, including the Lead Preferred Director, the Company shall retain a “right of first refusal” on employee transfers until the IPO and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.

5.4                               Matters Requiring Lead Preferred Director Approval. The Company hereby covenants and agrees with the Investors that it shall not, nor shall it permit any subsidiary to, without approval of the Board of Directors, which approval must include the affirmative vote of the Lead Preferred Director:

(a)                                 make any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

(b)                                 make any loan or advance to any Person, including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board of Directors, including the Lead Preferred Director;

(c)                                  guarantee, directly or indirectly, any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

(d)                                 make any investment inconsistent with any investment policy approved by the Board of Directors;

(e)                                  incur any aggregate indebtedness in excess of $100,000 that is not already included in a budget approved by the Board of Directors, other than trade credit incurred in the ordinary course of business;

(f)                                   otherwise enter into or be a party to any transaction with any director, officer, or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such Person, except for transactions contemplated by this Agreement and the Purchase Agreement; transactions resulting in payments to or by the Company in an aggregate amount less than $60,000 per year; or transactions made in the ordinary course of business and pursuant to reasonable requirements of the Company’s business and upon fair and reasonable terms that are approved by a majority of the Board of Directors;

(g)                                  hire, terminate, or change the compensation of the executive officers, including approving any option grants or stock awards to executive officers (other than

21

changes in the non-equity compensation of the executive officers that are approved by the Compensation Committee of the Board of Directors);

(h)                                 change the principal business of the Company, enter new lines of business, or exit the current line of business;

(i)                                     sell, assign, license, pledge, or encumber material technology or intellectual property, other than licenses granted in the ordinary course of business;

(j)                                    increase the shares of Common Stock reserved for issuance under the Company’s 2014 Stock Incentive Plan or adopt any other equity incentive plan; or

(k)                                 enter into any corporate strategic relationship involving the payment, contribution, or assignment by the Company or to the Company of money or assets.

5.5                               Board Matters. The Board of Directors shall meet at least quarterly in accordance with an agreed-upon schedule, unless otherwise agreed by a majority of the Board of Directors, including the Lead Preferred Director. The Company shall reimburse the nonemployee directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors. The Company shall cause to be established, as soon as practicable after such request, and will maintain, an audit and compensation committee, each of which shall consist solely of non-management directors. Each committee of the Board of Directors shall include the Lead Preferred Director, unless the Lead Preferred Director otherwise notifies the Company in writing. Pursuant to the Purchase Agreement, the Company shall enter into an Indemnification Agreement (the “Indemnification Agreement”) with each director in a form acceptable to the Board of Directors, including the Lead Preferred Director.

5.6                               Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, or the Company transfers all of its assets, then proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s By-laws, its Certificate of Incorporation, Indemnification Agreements or elsewhere, as the case may be.

5.7                               Expenses of Counsel. In the event of a transaction which is a Sale of the Company (as defined in the Voting Agreement of even date herewith among the Investors and the Company), the reasonable fees and disbursements, not to exceed $50,000, of one counsel for the Major Investors (“Investor Counsel”), in their capacities as stockholders, shall be borne and paid by the Company. At the outset of considering a transaction which, if consummated would constitute a Sale of the Company, the Company shall obtain the ability to share with the Investor Counsel (and such counsel’s clients) and shall share the confidential information (including, without limitation, the initial and all subsequent drafts of memoranda of understanding, letters of intent and other transaction documents and related noncompete, employment, consulting and other compensation agreements and plans) pertaining to and memorializing any of the

22

transactions which, individually or when aggregated with others would constitute the Sale of the Company. The Company shall be obligated to share (and cause the Company’s counsel and investment bankers to share) such materials when distributed to the Company’s executives and/or any one or more of the other parties to such transaction(s). In the event that Investor Counsel deems it appropriate, in its reasonable discretion, to enter into a joint defense agreement or other arrangement to enhance the ability of the parties to protect their communications and other reviewed materials under the attorney client privilege, the Company shall, and shall direct its counsel to, execute and deliver to Investor Counsel and its clients such an agreement in form and substance reasonably acceptable to Investor Counsel. In the event that one or more of the other party or parties to such transactions require the clients of Investor Counsel to enter into a confidentiality agreement and/or joint defense agreement in order to receive such information, then the Company shall share whatever information can be shared without entry into such agreement and shall, at the same time, in good faith work expeditiously to enable Investor Counsel and its clients to negotiate and enter into the appropriate agreement(s) without undue burden to the clients of Investor Counsel.

5.8                               Indemnification Matters. The Company hereby acknowledges that one (1) or more of the directors nominated to serve on the Board of Directors by the Investors (each a “Fund Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Fund Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Fund Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Fund Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Fund Director to the extent legally permitted and as required by the Company’s Certificate of Incorporation or By-laws of the Company (or any agreement between the Company and such Fund Director), without regard to any rights such Fund Director may have against the Fund Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such Fund Director with respect to any claim for which such Fund Director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Fund Director against the Company.

5.9                               Right to Conduct Activities. The Company acknowledges that certain of the Investors are in the business of venture capital investing and/or are professional investment funds and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement, including, without limitation, access to the Company’s confidential information, shall preclude or in any way restrict the Investors or their investment advisers or such investment advisers’ other investment advisory clients from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company. The Company hereby agrees

23

and acknowledges that such Investors (together with their affiliates) invest in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently propose to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, such Investors shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by such Investors in any entity competitive with the Company, or (ii) actions taken by any partner, officer or other representative of such Investors to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

5.10                        FCPA.             The Company represents that it shall not (and shall not permit any of its subsidiaries or affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to) promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any Non-U.S. Official (as (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), in each case, in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall (and shall cause each of its subsidiaries and affiliates to) cease all of its or their respective activities, as well as remediate any actions taken by the Company, its subsidiaries or affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall (and shall cause each of its subsidiaries and affiliates to) maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. Upon request, the Company agrees to provide responsive information and/or certifications concerning its compliance with applicable anti-corruption laws. The Company shall promptly notify each Investor if the Company becomes aware of any Enforcement Action (as defined in the Purchase Agreement). The Company shall, and shall cause any direct or indirect subsidiary or entity controlled by it, whether now in existence or formed in the future, to comply with the FCPA. The Company shall use its best efforts to cause any direct or indirect subsidiary, whether now in existence or formed in the future, to comply in all material respects with all applicable laws.

5.11                        Termination of Covenants. The covenants set forth in this Section 5, except for Subsection 5.6 and Subsection 5.7, shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) immediately before a Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation, whichever event occurs first.

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6.                                      Miscellaneous.

6.1                               Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) after such transfer, holds at least 100,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations) or, if less, all of the Registrable Securities held by such Holder; provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Subsection 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2                               Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to conflict of law principles that would result in the application of any law other than the law of the Commonwealth of Massachusetts.

6.3                               Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4                               Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5                               Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent

25

by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to the Company at 325 Vassar Street, Suite 1A, Cambridge, MA, 02139, ATTN: President, Torben@rubiustx.com, in the case of the Company, or to such email address or address as subsequently modified by written notice given in accordance with this Subsection 6.5. If notice is given to the Company, a copy shall also be given to Stuart Cable, Goodwin Procter LLP, 100 Northern Avenue, Boston, Massachusetts 02210, (617) 523-1231 (fax), scable@goodwinlaw.com.

6.6                               Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding; provided that (i) (A) Sections 2.11, 3.1 and 3.3 shall not be modified, amended or waived, in whole or in part, in a manner that (x) adversely affects the Fidelity Investors without the prior written consent of the Fidelity Investors holding a majority of the Registrable Securities held by all Fidelity Investors or (y) adversely affects the Baillie Gifford Investors without the prior written consent of the Baillie Gifford Investors holding a majority of the Registrable Securities held by all Baillie Gifford Investors, (B) Sections 1.4, 3.1, 3.4 and 6.6 shall not be modified, amended or waived, in whole or in part, in a manner that adversely affects the BlackRock Investors without the prior written consent of the BlackRock Investors holding a majority of the Registrable Securities held by the BlackRock Investors and (C) Sections 1.5, 1.6, 1.23, 3.1, 3.4 and 6.6 shall not be modified, amended or waived, in whole or in part, in a manner that adversely affects the CapRe Investors without the prior written consent of the CapRe Investors holding a majority of the Registrable Securities held by the CapRe Investors and (ii) the Company may in its sole discretion waive compliance with Subsection 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Subsection 2.12(c) shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction). The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Subsection 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

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6.7                               Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8                               Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

6.9                               Entire Agreement. This Agreement (including any Schedules and/or Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

6.10                        Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the Commonwealth of Massachusetts and to the jurisdiction of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of the Commonwealth of Massachusetts or the United States District Court for the District of Massachusetts, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

6.11                        Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

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6.12                        Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.13                        Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

6.14                        Acknowledgement. The Company acknowledges that each Investor is in the business of venture capital investing and therefore reviews the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict any Investor from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

RUBIUS THERAPEUTICS, INC.

By:	/s/ Torben Straight Nissen
Name:	Torben Straight Nissen, Ph.D.
Title	President

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

FLAGSHIP VENTURES FUND IV, L.P.
FLAGSHIP VENTURES FUND IV-Rx, L.P.

By its General Partner
Flagship Ventures Fund IV General Partner LLC

By:	/s/ Noubar B. Afeyan
Name:	Noubar B. Afeyan, Ph.D.
Its:	Manager

FLAGSHIP VENTURES FUND V, L.P.
FLAGSHIP V VENTURELABS Rx FUND, L.P.

By its General Partner
Flagship Ventures Fund V General Partner LLC

By:	/s/ Noubar B. Afeyan
Name:	Noubar B. Afeyan, Ph.D.
Its:	Manager

FLAGSHIP VENTURES OPPORTUNITIES FUND I, L.P.

By its General Partner
Flagship Ventures Opportunities Fund I General Partner LLC

By:	/s/ Noubar B. Afeyan
Name:	Noubar B. Afeyan, Ph.D.
Its:	Manager

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

ARCH VENTURE FUND IX, L.P.

By:	ARCH Venture Partners IX, L.P.
Its:	General Partner

By:	ARCH Venture Partners IX, LLC
Its:	General Partner

By:	/s/ Mark McDonnell
Name:	Mark McDonnell
Title:	Managing Director

ARCH VENTURE FUND IX OVERAGE, L.P.

By:	ARCH Venture Partners IX Overage, L.P.
Its:	General Partner

By:	ARCH Venture Partners IX, LLC
Its:	General Partner

By:	/s/ Mark McDonnell
Name:	Mark McDonnell
Title:	Managing Director

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

SCOTTISH MORTGAGE INVESTMENT TRUST PLC

By:	/s/ Graham Laybourn
Name:	Graham Laybourn
Title:	Partner of Baillie Gifford & Co. as agent for and on behalf of Scottish Mortgage Investment Trust PLC

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

FIDELITY MT. VERNON
STREET TRUST: FIDELITY
SERIES GROWTH COMPANY
FUND

By:	/s/ Colm Hogan
Name:	Colm Hogan
Title:	Authorized Signatory

FIDELITY GROWTH
COMPANY COMMINGLED
POOL

By:	/s/ Colm Hogan
Name:	Colm Hogan
Title:	Authorized Signatory

FIDELITY MT. VERNON
STREET TRUST: FIDELITY
GROWH COMPANY FUND

By:	/s/ Colm Hogan
Name:	Colm Hogan
Title:	Authorized Signatory

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

SMRS-TOPE LLC

By:	HVST-TOPE LLC
Its Managing Member
By:	HarbourVest Partners L.P.
Its: Manager
By:	HarbourVest Partners, LLC
Its: General Partner

By:	/s/ Robert M. Wadsworth
Name:	Robert M. Wadsworth
Title:	Managing Director

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

ECOR1 CAPITAL FUND, L.P.
By:	EcoR1 Capital, LLC, its General Partner

By:	/s/ Oleg Nodelman
Name:	Oleg Nodelman
Title:	Managing Director

ECOR1 CAPITAL FUND QUALIFIED, L.P.
By:	EcoR1 Capital, LLC, its General Partner

By:	/s/ Oleg Nodelman
Name:	Oleg Nodelman
Title:	Managing Director

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

ALEXANDRIA VENTURE INVESTMENTS, LLC,
a Delaware limited liability company

By: ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation, managing member

By:	/s/ Aaron Jacobson
Name:	Aaron Jacobson
Title:	VP - Corporate Counsel

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Q-VENTURES PROGRAM II
(CO-INVEST HOLDINGS) LTD.

By:	/s/ Christopher L. Quinn
Name:	Christopher L. Quinn
Title:	Director

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Mohamed Adel M F Ghanem
Mohamed Adel M F Ghanem

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Nathan Jorgensen
Nathan Jorgensen

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Ahmed Ali Al-Hammadi
Ahmed Ali Al-Hammadi

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Shamana M. Ansari
Shamana M. Ansari

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

SMALLCAP WORLD FUND, INC.

By: Capital Research and Management Company, for and on behalf of SMALLCAP World Fund, Inc.

By:	/s/ Walter R. Burkley
Name:	Walter R. Burkley
Title:	Authorized Signatory

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

JANUS HENDERSON GLOBAL LIFE
SCIENCES FUND

By:	Janus Capital Management, LLC its
investment adviser

By:	/s/ Carmel Wellso
Name:	Carmel Wellso
Title:	Director of Research

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

JANUS HENDERSON CAPITAL
FUNDS PLC ON BEHALF OF ITS
SERIES JANUS HENDERSON
GLOBAL LIFE SCIENCES FUND

By:	Janus Capital Management, LLC its
investment adviser

By:	/s/ Carmel Wellso
Name:	Carmel Wellso
Title:	Director of Research

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

CORMORANT PRIVATE
HEALTHCARE FUND I, LP

By:	Cormorant Private Healthcare
GP, LLC

By:	/s/ Bihua Chen
Name:	Bihua Chen
Title:	Managing Member of the GP

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

CORMORANT GLOBAL
HEALTHCARE MASTER
FUND, LP

By:	Cormorant Global Healthcare
GP, LLC

By:	/s/ Bihua Chen
Name:	Bihua Chen
Title:	Managing Member of the GP

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

CRMA SPV, L.P.

By:	Cormorant Asset
Management, LLC

By:	/s/ Bihua Chen
Name:	Bihua Chen, CEO/CIO
Title:	Attorney-in-Fact

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

BLACKROCK HEALTH
SCIENCES MASTER UNIT TRUST

By:	BlackRock Capital
Management, Inc.
Its: Investment Advisor

By:	/s/ Hongying Xie
Name:	Hongying Xie (Erin Xie)
Title:	Managing Director

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

BLACKROCK HEALTH
SCIENCES TRUST

By:	BlackRock Advisors, LLC
Its: Investment Advisor

By:	/s/ Hongying Xie
Name:	Hongying Xie (Erin Xie)
Title:	Managing Director

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

BLACKROCK HEALTH
SCIENCES OPPORTUNITIES
PORTFOLIO, A SERIES OF
BLACKROCK FUNDS

By:	BlackRock Advisors, LLC
Its: Investment Advisor

By:	/s/ Hongying Xie
Name:	Hongying Xie (Erin Xie)
Title:	Managing Director

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SCHEDULE A

INVESTORS

Name and Address

Name and Address

Flagship Ventures Fund IV, L.P.
c/o Flagship Pioneering

55 Cambridge Parkway, Suite 800E

Cambridge, MA 02142

T: 617.868.1888

Fax: 617.868.1115

E-mail: legalnotices@flagshippioneering.com

Flagship Ventures Fund IV-Rx, L.P.
c/o Flagship Pioneering

55 Cambridge Parkway, Suite 800E

Cambridge, MA 02142

T: 617.868.1888

Fax: 617.868.1115

E-mail: legalnotices@flagshippioneering.com

Flagship Ventures Opportunities Fund I, L.P.

c/o Flagship Pioneering

55 Cambridge Parkway, Suite 800E

Cambridge, MA 02142

T: 617.868.1888

Fax: 617.868.1115

E-mail: legalnotices@flagshippioneering.com

Flagship Ventures Fund V, L.P.

c/o Flagship Pioneering

55 Cambridge Parkway, Suite 800E

Cambridge, MA 02142

T: 617.868.1888

Fax: 617.868.1115

E-mail: legalnotices@flagshippioneering.com

Flagship Ventures Fund V, L.P.

c/o Flagship Pioneering

55 Cambridge Parkway, Suite 800E

Cambridge, MA 02142

T: 617.868.1888

Fax: 617.868.1115

E-mail: legalnotices@flagshippioneering.com

James Gilbert

25 Allen Road

Wellesley, MA 02481

Email: jgilbert@flagshippioneering.com

ARCH Venture Fund IX, L.P.

c/o ARCH Venture Partners

8755 W. Higgins Road, Suite 1025

Chicago, IL 60631

Attention:  Mark McDonnell

Tel:     (773) 380-6600

Fax:    (773) 380-6606

ARCH Venture Fund IX Overage, L.P.

c/o ARCH Venture Partners

8755 W. Higgins Road, Suite 1025

Chicago, IL 60631

Attention:  Mark McDonnell

Tel:     (773) 380-6600

Fax:    (773) 380-6606

Scottish Mortgage Investment Trust PLC

c/o Baillie Gifford & Co.

Calton Square, 1 Greenside Row

Edinburgh EH1 3AN

Scotland, the United Kingdom

Keith.Borrows@bailliegifford.com

Christopher.Smith@bailliegifford.com

Peter.Singlehurst@bailliegifford.com

Fidelity Growth Company Commingled Pool

Mag & Co.

c/o Brown Brothers Harriman & Co.

Attn: Corporate Actions/Vault

140 Broadway

New York, NY 10005

Email: bbh.fidelity.ca.notifications@bbh.com

Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund

BNY Mellon

Attn: Stacey Wolfe

525 William Penn Place Rm 0400

Pittsburgh, PA 15259

Fax: 412-236-1012

Email: FidelityCorporateEvents@bnymellon.com

Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund
State Street Bank & Trust

PO Box 5756

Boston, MA 02206

Attn: WAVELENGTH + CO Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company
Fund

Fax: 617-988-9110

Email: SSBCORPACTIONS@StateStreet.com

Artal International S.C.A.

10-12 avenue Pasteur

L-2310 Luxembourg

Grand-Duchy of Luxembourg

Attention: Anne Goffard

E-mail: goffard@artal.com

SMRS-TOPE LLC

c/o HarbourVest Partners, LLC

One Financial Center, 44th Floor

Boston, MA 02111

Attention: Joel Hwang

E-mail: jhwang@harbourvest.com

EcoR1 Capital Fund, LP

409 Illinois Street

San Francisco, CA 94158

Attn: Oleg Nodelman

E-mail: oleg@ecor1cap.com

EcoR1 Capital Fund Qualified, LP

409 Illinois Street

San Francisco, CA 94158

Attn: Oleg Nodelman

E-mail: oleg@ecor1cap.com

Alexandria Venture Investments, LLC

385 E. Colorado Blvd., Ste. 299

Pasadena, CA 91101

Tel:     (626) 578-0777

Email: investments@are.com

VP Company Investments 2016, LLC

c/o Latham & Watkins LLP

Attention: CFO

555 West Fifth Street, Suite 800

Los Angeles, CA 90013-1021

Fax: 213-891-7123

Email: investment.administration@lw.com

Dikigoros Holdings LLC

c/o Latham & Watkins LLP

Attention: Peter N. Handrinos

200 Clarendon Street, 27th Floor

Boston, MA 02116

Fax: 617-948-6061

Email: peter.handrinos@lw.com

Q-Ventures Program II (Co-Invest Holdings) Ltd

c/o Walkers Corporate Limited

27 Hospital Road

George Town

Grand Cayman

KY1-9008

Cayman Islands

Email: fga@grovestreet.com

mvisser@whitecase.com

Mohamed Adel M F Ghanem

PO Box 23224

5th Floor Ooredoo Tower

Corniche Street

West Bay Doha, Qatar

Phone Number: +974 4459 1848

Email: ghanem.mohamed@gmail.com

Nathan Jorgensen

Fifth Floor

QIA

Ooredoo Tower

P.O.Box: 23224

Doha, QatarPhone Number: +1-917-504-5152

Email:  nj77@cornell.edu

Ahmed Ali Al-Hammadi

PO BOX 6821

Doha, Qatar

Phone Number: +974-5580-9809

Email: Ahmed1@gmail.com

Shamana M. Ansari

C/O Syed Fahad Haque

PO BOX 23224

Doha, Qatar

Phone Number: +1-805-300-3861

Email: fahad.haque@gmail.com

Uprising Investors Fund I, L.P.

580 California St, Ste 2040

San Francisco, CA 94104

Email: andy@uprising.us

SMALLCAP World Fund, Inc.

c/o Capital Research and Management Company

333 South Hope Street, 33rd Floor

Los Angeles, California 90071

Attention: Erik A. Vayntrub

Email:    erik_vayntrub@capgroup.com

Phone:  (213) 486-9108

Fax:        (213) 486-9041

With a copy (which shall not constitute notice) to:

Christopher Lee

One Market Street, Spear Tower

Suite 3900

San Francisco, California 94105

Email:    christopher.lee@capitalworld.com

Phone:  (415) 646-7058

Fax:        (415) 263-7992

Janus Henderson Global Life Sciences Fund

c/o Janus Capital Management, LLC
151 Detroit Street

Denver CO 80206

Attn:      Andy Acker

Email:    andy.acker@janus.com

Copy to:

Legal Department

Email:    ezra.kover@janus.com

Janus Henderson Capital Funds PLC on behalf of its series Janus Henderson Global Life
Sciences Fund

c/o Janus Capital Management, LLC
151 Detroit Street

Denver CO 80206

Attn:      Andy Acker

Email:    andy.acker@janus.com

Copy to:

Legal Department

Email:    ezra.kover@janus.com

Cormorant Private Healthcare Fund I, LP

200 Clarendon Street, 52nd Floor

Boston, MA 02116

Cormorant Global Healthcare Master Fund, LP

200 Clarendon Street, 52nd Floor

Boston, MA 02116

CRMA SPV, L.P.

200 Clarendon Street, 52nd Floor

Boston, MA 02116

BlackRock Health Sciences Master Unit Trust

c/o BlackRock

60 State Street, 19th/20th Floor

Boston, MA 02109

Attn:  Erin Xie

Email:  erin.xie@blackrock.com

With a copy (which shall not constitute notice) to:

c/o BlackRock, Inc.

Office of the General Counsel

40 East 52nd Street

New York, NY 10022

Attn:  David Maryles and Joe Roy

Email:  legaltransactions@blackrock.com

BlackRock Health Sciences Trust

c/o BlackRock

60 State Street, 19th/20th Floor

Boston, MA 02109

Attn:  Erin Xie

Email:  erin.xie@blackrock.com

With a copy (which shall not constitute notice) to:

c/o BlackRock, Inc.

Office of the General Counsel

40 East 52nd Street

New York, NY 10022

Attn:  David Maryles and Joe Roy

Email:  legaltransactions@blackrock.com

BlackRock Health Sciences Opportunities Portfolio, a series of BlackRock Funds

c/o BlackRock

60 State Street, 19th/20th Floor

Boston, MA 02109

Attn:  Erin Xie

Email:  erin.xie@blackrock.com

With a copy (which shall not constitute notice) to:

c/o BlackRock, Inc.

Office of the General Counsel

40 East 52nd Street

New York, NY 10022

Attn:  David Maryles and Joe Roy

Email:  legaltransactions@blackrock.com